     As filed with the Securities and Exchange Commission on May 22, 2000.


                                                      REGISTRATION NO. 333-80041

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                 Amendment No. 4

                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               ACQUIREU.COM, INC.
                 (Name of Small Business Issuer in its Charter)


         FLORIDA                       6770                     65-0909194
(STATE OR JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL      (IRS EMPLOYER
     INCORPORATION OR       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
      ORGANIZATION)
                             ----------------------

                             10888 Avenida Santa Ana
                            Boca Raton, Florida 33498
                                 (954) 698-9377
          (Address And Telephone Number Of Principal Executive Offices)

               10888 Avenida Santa Ana, Boca Raton, Florida 33498
          (Address Of Principal Place Of Business Or Intended Principal
                               Place Of Business)
                             ----------------------

                                DOUGLAS E. GREER
                             CHIEF EXECUTIVE OFFICER
                               ACQUIREU.COM, INC.
               10888 Avenida Santa Ana, Boca Raton, Florida 33498
                                 (954) 698-9377
            (Name, Address And Telephone Number Of Agent For Service)
                             ----------------------

                          COPIES OF COMMUNICATIONS TO:
                            SHUSTAK JALIL AND HELLER
                               545 MADISON AVENUE
                               NEW YORK, NY 10022
                          TELEPHONE NO.: (212) 688-5900
                          FACSIMILE NO.: (212) 688-6151

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

            TITLE OF EACH CLASS OF                   AMOUNT TO             PROPOSED              PROPOSED               AMOUNT OF
         SECURITIES TO BE REGISTERED                    BE                 MAXIMUM               MAXIMUM              REGISTRATION
                                                    REGISTERED             OFFERING             AGGREGATE                  FEE
                                                                            PRICE                OFFERING
                                                                          PER SHARE               PRICE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                        100,000                $1.00               $100,000                $28.00

Total                                                 100,000                $1.00               $100,000                $28.00



Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of The Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2



Item No.          Required Item                Location of Caption in Prospectus
--------          -------------                ---------------------------------
1.       Forepart of the Registration          Cover Page; Outside
         Statement and Outside Front           Front Page of
         Cover of Prospectus                   Prospectus

2.       Inside Front and Outside Back         Inside Front and
         Cover Pages of Prospectus             Outside Back Cover
                                               Pages of Prospectus

3.       Summary Information and Risk          Prospectus Summary;
         Factors                               Risk Factors

4.       Use of Proceeds                       Use of Proceeds

5.       Determination of Offering Price       Prospectus Summary -
                                               Determination of Offering Price;
                                               Risk Factors

6.       Dilution                              Dilution

7.       Selling Security Holders              Not Applicable

8.       Plan of Distribution                  Plan of Distribution

9.       Legal Proceedings                     Legal Proceedings

10.      Director, Executive Officer,          Management
         Management and

         Promoters and Control Persons

11.      Security Ownership of Certain         Principal Shareholders
         Beneficial Owners and Management

12.      Description of Securities             Description of
                                               Securities

13.      Interest of Named Experts and         Legal Matters; Experts
         Counsel

14.      Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities        Statement as to Indemnification


15.      Organization within Last Five         Management, Certain Transactions
         Years


16.      Description of Business               Proposed Business

17.      Management's Discussion and
         Analysis or Plan of Operation         Plan of Operation

18.      Description of Property               Proposed Business

19.      Certain Relationships and             Certain Transactions
         Related Transactions

20.      Market for Common Equity and          Prospectus Summary, Market for
         Related Stockholder Matters           Registrant's Common Stock and
                                               Related Stockholders' Matters;
                                               Shares Eligible for Future Sale

21.      Executive Compensation                Management

22.      Financial Statements                  Financial Statements

23.      Changes in and Disagreements          Not Applicable
         with Accountants on Accounting
         and Financial Disclosure

                                     PART II

24.      Indemnification of Director           Indemnification of
         and Officer                           Director and Officer

25.      Other Expenses of Issuance and        Other Expenses of
         Distribution                          Issuance and Distribution

26.      Recent Sales of Unregistered          Recent Sales of Unregistered
         Securities                            Securities

27.      Exhibits                              Exhibits

28.      Undertakings                          Undertakings

                    Subject To Completion, Dated May 22, 2000


                                                         INITIAL PUBLIC OFFERING
                                                                      PROSPECTUS

                               ACQUIREU.COM, INC.

                         100,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE

         Acquireu.com, Inc. is a startup company organized in the State of Florida to pursue a business combination in the Internet industry.

         We are offering these shares through our president, Mr. Douglas E. Greer, without the use of a professional underwriter. We will not pay commissions on stock sales.

         This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

         This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                               -------------------

           This investment involves a high degree of risk. You should purchase shares only if you can afford a complete
                  loss. See "Risk Factors" beginning on page 8.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                              ---------------------

                              Offering Information


                                                    Per share        Total
                                                    ---------     -----------

Initial public offering price                        $1.00        $100,000.00
Underwriting discounts/commissions (1)               $ .00        $       .00
Estimated offering expenses (1)                      $ .00        $       .00

Net offering proceeds to Acquireu.com, Inc.          $1.00        $100,000.00(1)


(1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $10,028.


                   The date of this prospectus is May 22, 2000

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...........................................................3
LIMITED STATE REGISTRATION...................................................4
SUMMARY FINANCIAL INFORMATION................................................4
RISK FACTORS.................................................................8
     Anticipated Change in Control and Management............................8
     No Acquisition Candidate Identified.....................................8
     No Use of Consultants...................................................8
     No Access to Your Funds while Held In Escrow............................8
     Failure of Sufficient Number of Investors to Reconfirm Investment.......8
     Extremely Limited Capitalization........................................9
     No Transfer of Escrowed Securities......................................9
     Competition.............................................................9
      Conflict of Interest - Management's Fiduciary Duties...................9
     Possible Disadvantages of Blank Check Offering.........................10
     Lack of Diversification................................................10
     Regulation.............................................................10
     Taxation...............................................................11
     Limitations on Share Resale............................................11
     No Underwriter.........................................................11
     Opting Out of Some Provisions of Florida Law...........................12
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419.......................12
DILUTION....................................................................13
USE OF PROCEEDS.............................................................14
CAPITALIZATION..............................................................16
PROPOSED BUSINESS...........................................................16
PLAN OF OPERATION...........................................................21
RELATED PARTY TRANSACTIONS..................................................22
DESCRIPTION OF CAPITAL STOCK................................................22
SHARES ELIGIBLE FOR FUTURE SALE.............................................24
MANAGEMENT..................................................................25
PRINCIPAL SHAREHOLDERS......................................................27
CERTAIN TRANSACTIONS........................................................28
WHERE CAN YOU FIND MORE INFORMATION?........................................28
MARKET FOR OUR COMMON STOCK.................................................29
REPORTS TO STOCKHOLDERS.....................................................30
PLAN OF DISTRIBUTION........................................................30
LEGAL PROCEEDINGS...........................................................32
LEGAL MATTERS...............................................................32
EXPERTS.....................................................................32
FINANCIAL STATEMENTS.......................................................F-1

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

         Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                               Acquireu.com, Inc.

         We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with a business or company operating in the Internet industry. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company no have we identified any specific business or company for investigation and evaluation for a merger with us.

         Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at 10888 Avenida Santa Ana, Boca Raton, Florida 33498. Our phone number is (954) 698-9377.

                                  The Offering



Securities offered                       100,000 shares of common stock, $0.001
                                         par value, being offered at $1.00 per
                                         share. (See "Description of Capital
                                         Stock".)

Common stock outstanding                 917,500 shares
prior to the offering

Common stock to be                       1,017,500 shares
outstanding after the offering


                           LIMITED STATE REGISTRATION

         Initially, our securities may be sold in New York State and Florida only (although we are considering registering the shares in other states) pursuant to filings in the States of Florida and New York. See "Risk Factors" for a discussion of the resale limitations that result from this limited state registration.

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data for the Company. The historical financial data for the period ended December 31, 1999 has been derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and notes thereto.

                                                          December 31, 1999
                                                          -----------------

INCOME STATEMENT:
Net Sales                                                     $      0
Net Income before extraordinary items                         ($21,322)

Net Income                                                    ($21,322)

BALANCE SHEET (at end of period):
Working Capital                                                $ 2,353
Total Assets                                                   $ 5,853
Total Assets less deferred research and
  development charges and excess of
  cost of assets acquired over book value                      $ 5,853
Total Indebtedness                                             $ 3,500

Total Shareholders Equity
  (Net Assets)                                                 $12,353


PER SHARE(1):
Income per common share before
  extraordinary items                                          $(0.023)
Extraordinary items                                            $     0
Net Income per common share (at end of period)                 $(0.023)
Net Income per share on a fully dilated basis                  $(0.023)



(1) Number of shares of common stock outstanding during period was 917,500.


Expiration Date

      This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

Prescribed Acquisition Criteria

         Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment

         Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

         The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

o If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

o The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.

o If a closed acquisition has not occurred by November 22, 2001 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.



Release of Securities and Funds

         The funds will be released to us, and the securities will be released to you, only after:

         o The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

                  o We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

                  o The post-effective amendment has been declared effective.

                  o We have satisfied all of the prescribed conditions of the reconfirmation offer.

                  o The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

Risk Factors

         Investments in our securities are highly speculative, involve a high degree of risk, and should be purchased only by you if you can afford to lose your entire investment. See "Risk Factors" for special risks concerning us and "Dilution" for information concerning dilution of the book value of your shares from the public offering.

Determination of Offering Price

         The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         o        Estimates of our business potential
         o        Our limited financial resources
         o The amount of equity desired to be retained by present shareholders
         o        The amount of dilution to the public
         o        The general condition of the securities markets

Use of Proceeds

         Of the $100,000 offering proceeds deposited into the escrow account, 10% or $10,000 may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. However, we do no intend to request release of these funds from the escrow account. Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances under which this policy, through its own initiative, may be changed. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that a portion of the funds released from escrow will be used to pay the $3,500 accrued salary to our president, and the expenses of the offering totaling $10,028.

                                  RISK FACTORS

      There is a high degree of risk associated with an investment in our company. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before acquiring the shares.

Anticipated change in control and management.

      We anticipate we will experience a change of control upon the closing of a business combination. In addition, our current manager and director will resign. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets or property being acquired.

No acquisition candidate identified.

      As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospectus for achieving our intended business objectives.

No use of consultants.

      Because management has little experience in managing companies similar to us, the non-use of outside consultants may increase our difficulties in finding an acquisition candidate.

No access to your funds while held in escrow.

      If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds.

Failure of sufficient number of investors to reconfirm investment.

      A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis.

Extremely limited working capital.


      As of December 31, 1999, the Company had $1,353 of working capital. Assuming the successful completion of this offering, we will receive net proceeds of approximately $100,000, all of which must be deposited in the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us. Such financing will not occur without shareholder approval.


No transfer of escrowed securities.

      No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

Competition.

      In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we. Consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small, blank check companies.

Conflict of interest - Management's fiduciary duties.

         A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter.


         Our director and officer are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exist potential conflicts of interest including allocation of time between us and such other business entities.

      We will not purchase the assets of any company which is beneficially owned by any of our officer, director, promoters, affiliates or associates.

Possible disadvantages of blank check offering.

         Our business will most likely involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for our shares. A company which seeks our participation in attempting to consolidate our operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include:

              o   Time delays
              o   Significant expense
              o   Loss of voting control
              o The inability or unwillingness to comply with various federal and state laws enacted for your protection

         In making an investment in us, you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. You may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out transaction.

Lack of diversification.

         In the event we are successful in identifying and evaluating a suitable business combination, we will in all likelihood, be required to issue our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, we will only negotiate one acquisition or merger.

Regulation.

         Although we will be subject to regulation under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), management believes we will not be subject to regulation under the Investment Company Act of 1940. The regulatory scope of the Investment Company Act of 1940 was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. We believe that our principal activities will not subject us to regulation under the Investment Company Act. Nevertheless, we might be deemed to be an investment company. The offering funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event we are deemed to be an investment company, we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940.

Taxation.

         In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

Limitations on share resale.

         Initially, our securities may be sold in New York State and the State of Florida only (although we are considering registering the shares in other states), and may be resold by you in New York and Florida only until a resale exemption is available in other states.

No underwriter.

         We are selling the shares through our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

Opting out of some provisions of Florida law.


         We have elected to opt out of the affiliated transactions provision of Florida law. This means that our transactions with management and persons or entities that control or are controlled by management do not have to be done in a manner required under that provision. The provision generally requires approval by non-affiliated parties. Nonetheless, we have adopted certain policies concerning affiliated transactions, as described in the section entitled RELATED PARTY TRANSACTIONS. These policies have substantially the same effect as the statute. We have elected to opt out of the control share acquisition provision of Florida law. This means that a future issuance of shares having 20% or more of the aggregate number of votes that can be cast on any matter by our shareholders does not have to be done in a manner required under that provision, which in general requires shareholder approval of such a transaction.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

         o Second, we must file a post-effective amendment to the registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         o Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. The Reconfirmation Offering shall be made as described under "Prospectus Summary; Reconfirmation Offering."

         After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.


         Accordingly, we have entered into an escrow agreement with First Union National Bank which provides that:


         o The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         o All securities issued for the offering and any other securities issued to such securities, including securities issued to stock split, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

         o Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

                                    DILUTION

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


         As of December 31, 1999, our net tangible book value was $2,353 or $0.0025 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 100,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of December 31, 1999, would have been $2,353 or $0.10 per share. This represents an immediate increase in net tangible book value of $0.0975 per share to existing shareholders and an immediate dilution of $0.90 per share to investors in this offering. The following table illustrates this per share dilution:



Public offering price per share                                   $1.00
Net tangible book value per share before offering                 $0.0025
Pro-forma net tangible book value per share after offering        $0.10
Increase per share attributable to new investors                  $0.0975
Pro-forma dilution per share to new investors                     $0.90





          Number of Shares Before                    Money Received For Shares                 Net Tangible Book Value Per
                 Offering                                 Before Offering                         Share Before Offering
                 --------                                 ---------------                         ---------------------

                  917,500                                     $33,675                                       $0.0025

       Total Number of Shares After                    Total Amount Of Money                   Pro-Forma Net Tangible Book
                 Offering                               Received For Shares                   Value Per Share After Offering
                 --------                               -------------------                   ------------------------------
                 1,017,500                                   $133,675                                      $.10

                                                                                                        Pro-Forma
        Pro-Forma Net Tangible Book                 Net Tangible Book Value Per              Increase Per Share Attributed To
      Value Per Share After Offering                   Share Before Offering                      Shares Offered Hereby
      ------------------------------                   ---------------------                      ---------------------

                   $.10                                         $0.0025                                     0.0975

      Public Offering Price Per Share               Pro-Forma Net Tangible Book                Pro-Forma Dilution to Public
      -------------------------------



                                                  Value Per Share After Offering                     (Your Dilution)
                                                  ------------------------------                     ---------------


                   $1.00                                       $.10                                       (.90)


      As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.



                            Shares Purchased            Percentage of Equity           Total Consideration
New Investors                   100,000                         9.83%                      $100,000
Existing shareholders           917,500                        90.17%                       $33,675



                                 USE OF PROCEEDS

         The gross proceeds of this offering will be $100,000. While Rule 419, prior to the reconfirmation of the offering permits, 10% of the funds ($10,000) to be released from escrow to us. We do not intend to request release of these funds. This offering is contingent on the entire offering being sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, $100,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.




                                                                                     Amount          Percent
                  Offering Expenses(1)                                               $ 10,028       10.028%
                  Accrued Salaries(2)                                                $  3,500          3.5%
                  Working Capital                                                    $ 86,472       86.472%
                                                                                     --------       -------
                  Total(3)                                                           $100,000          100%


(1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.


(2) It is anticipated that a portion of the funds will be used to pay the $3,500 accrued salary to our president. Management believes that this is in our best interest as a company because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

(3) All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.

         Other than the $3,500 in accrued salary to our president, no compensation will be paid or due or owing to any officer or director until after a business combination is closed.


         The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by First Union National Bank.


                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 1999, and pro-forma as adjusted to give close to the sale of 100,000 shares offered by us.




                                                 Actual           As Adjusted
Long-term debt                                   ------           -----------
Stockholders' equity:
  Common stock, $.001 par value;                       -                  -
  authorized 50,000,000 shares,
  issued and outstanding
  917,500 shares and 1,017,500
  shares, pro-forma as adjusted                      918              1,018

Additional paid-in capital                        32,757            127,657
Deficit accumulated during the
  development period                             (21,322)           (21,322)
Total stockholders equity                         12,353            107,353
Total Capitalization                              12,353            107,353




                                PROPOSED BUSINESS

History and Organization

         We were organized under the laws of the State of Florida on April 5, 1999. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination in the Internet industry. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.

         Our initial public offering will comprise 100,000 shares of common stock at a purchase price of $1.00 per share.

         We are filing this registration statement in order to initiate a public offering for our securities.

Operations

         We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination in the Internet industry rather than to pursue immediate, short- term earnings.

         We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money loaned by management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into. Cost overruns may be borne by management.

         We may seek a business combination in the Internet industry in the form of firms which:

         o        Have recently commenced operations
         o Are developing companies in need of additional funds for expansion into new products or markets
         o        Are seeking to develop a new product or service
         o Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital

         A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

o       Time delays
o       Significant expense
o       Loss of voting control
o       Compliance with various federal and state securities laws

         We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

         Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

         Upon closing of a business combination, there will be a change in control which will result in the resignation of our present officer and director.

         Our officer or director has had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in the Internet industry which is an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

         We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

o       General economic conditions.
o       Rapid technological advances being made in the Internet industry.
o       Shortages of available capital.

Such perceived benefit of a publicly traded corporation may include:

o Facilitating or improving the terms on which additional equity financing may be sought.
o        Providing liquidity for the principals of a business.
o Creating a means for providing incentive stock options or similar benefit to key employees.
o Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

         The analysis of business combinations will be undertaken by us under the supervision of our officer and director, who is not a professional business analyst.

         Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

         Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and your must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

      In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

         o        The nature of the acquisition candidate
         o        The respective needs and desires of us and other parties
         o        The management of the acquisition candidate opportunity
         o The relative negotiating strength of us and such other management

         You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our director and officer may, as part of the terms of the acquisition transaction, resign as director and officer. Management may retain shares of the common stock (unless those shares, as part of the terms of the acquisition transaction, are sought by an acquisition candidate).

         Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officer and director has agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

         We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

         If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

         We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officer and director have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post- effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

         We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

         We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Finding a Business Combination

         Our management will actively search for potential acquisition candidates through internet web-sites where companies post their intentions to be acquired. In addition, we are going to have our own web-site under the URL address of acquireu.com so that companies seeking to be acquired can find us directly. Our web-site will allow those companies to answer a due diligence questionnaire, which would provide us with the information necessary to review and analyze potential candidates.

We may also decide to advertise our intention to acquire a company in the Internet industry in the form of ads in legal or other publications. The cost of such advertising will be paid by management.



Employees


         We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five (5) and twenty (20) hours per month. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities


         We temporarily leased office space on a month to month basis. The rental expense for the period ended December 31, 1999 was $1,300. We are presently using the office of Douglas E. Greer, 10888 Avenida Santa Ana, Boca Raton, Florida 33498, (561) 272-7772, at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no written agreement between us and Mr. Greer. We presently own no equipment, and do not intend to own any upon completion of this offering.


Year 2000 Issues

         Because we currently have no operations, we have not incurred any expense with regard to Year 2000 issues and do not anticipate any significant expenses in the future.

                                PLAN OF OPERATION

       We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date which have been funded by our current shareholders and management, are $10,000 plus the $28.00 SEC filing fee paid in 1999. We also owe $3,500 in salary to our management. We expect all or part of these obligations to be paid from a portion of the offering proceeds, which will be released from escrow.

       Substantially all of our expenses that will be funded from the money in our treasury or if additional funds are required that may be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management may agree to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

         We may seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred. Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.

         We had no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that were unable to accurately process dates beginning on January 1, 2000.

                           RELATED PARTY TRANSACTIONS

         A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Florida, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

      Neither our officer, director, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

         We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officer, director, promoter or affiliate or associate, except as follows:


o        We had a written employment agreement with our president, Douglas E.
         Greer, to pay an annual salary of $25,000. Since our operations have not yet commenced, the salary was reduced to $12,500 for the period from April 9, 1999 to December 31, 1999. As of year end, we paid Mr. Greer $9,000 and owe Mr. Greer the remaining $3,500 of salary. It is anticipated that a portion of the funds released from escrow will be used to pay this obligation.


         Our director and officer is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

         Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.

                          DESCRIPTION OF CAPITAL STOCK


Authorized Capital Stock Under Our          Shares of Capital Stock Outstanding
    Articles of Incorporation                          After offering
----------------------------------          -----------------------------------
50,000,000 shares of common stock            1,017,500 shares of common stock-
                                             assuming successful completion of
                                             this offering


         All significant provisions of our capital stock are summarized in this prospectus. However, the following description isn't complete and is governed by applicable Florida law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.


Common Stock


You have voting rights for your shares.

         You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of director This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two director.

You have dividend rights for your shares.

         You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Florida law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business.

       If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our director, at his discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

         We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

Our board of director can issue preferred stock at any time with any legally permitted rights and preferences without your approval.

          Our board of director, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

o       Voting
o       Dividend
o       Required or optional repurchase by us
o       Conversion into common stock, with or
        without additional payment
o       Payments preferred stockholders will
        receive before common stockholders if we go out of business

         The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

 Transfer Agent and Registrar

         We are the transfer agent and registrar for our stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the shares outstanding after the offering, the 100,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our director, executive officer or other persons or entities that they control or who control them. Our director, executive officer, and persons or entities that they control or who control them will be able to sell shares of stock so long as they do so without violating SEC rule 144. The remaining 917,000 outstanding shares have certain piggy back registration rights at our sole option and may only be sold under the rule 144 until such time as they are registered. We have made no guarantees to any of our existing shareholders that we will, in fact register their shares and their shares, nor are their shares being registered in this offering.

      Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in an amount limited to the greater of:

o       1% of our outstanding shares of common stock
o       The average weekly trading volume in
        our common stock during the four calendar weeks preceding a sale

Sales under the rule also must be made without violating:

o Manner-of-sale provisions - in the market through a broker at current market prices
o        Notice requirements - forms must be filed with the SEC
o Requirement of availability of public information about us - current in filing required SEC reports

         We cannot predict the effect that sales of shares or the availability of shares for sale will have on the any market price that may exist for our common stock after completion of the offering. It is likely that sales of substantial amounts of our common stock in the public market could drive our stock price down.

                                   MANAGEMENT

         The following table and subsequent discussion sets forth information about our director and executive officer, who will serve in the same capacity with us upon completion of the offering, but will resign upon the closing of the merger. Mr. Greer was elected to serve as a director and President on May 27, 1999.

 Name                     Age                              Title
 ----                     ---                              -----


 Douglas E. Greer         39               President, Treasurer, Chief Financial
                                           and Accounting Officer and Director



         Douglas E. Greer serves as our president, treasurer, chief financial and accounting officer and sole member of the board of directors. Mr. Greer's responsibilities will include management of our operations as well as our administrative and financial activities. Since January 1996, Mr. Greer is a licensed mortgage broker and has served as President of Merlin Ventures, Inc., d.b.a. Mortgage 2000, a licensed mortgage lending organization providing "one-stop" shopping and "point-of-sale" financing for home buyers of residential real estate. His responsibilities include formulation and development of operations and acquisitions management, marketing of loan products, management of loan origination function, network implementation and administration, and strategic planning and operations. From January 1994 to November 1995, Mr. Greer served as Senior Vice President of SC Funding Corporation in Costa Mesa, Calfornia where his responsibilities included management of secondary marketing department pipeline & risk management, product development, investor relations (including FNMA, FHLMC, GE Capital and warehouse lenders), MBS trading and corporate strategic planning (loan pipeline $200,000,000 with annual loan production of $1,200,000,000). From July 1992 to January 1994, Mr. Greer served as Executive Vice President of Affordable Mortgagee Corp. in Wappingers Falls, New York. His responsibilities included managing the secondary marketing and closing & shipping departments, supervising the post closing & document control department as well as the computer processing/closing and pipeline control system, "Supervisor Novell Network" (company annual loan production $175,000,000).


         Mr. Greer attended the University of Miami in Coral Gables, Florida where he majored in Business Administration and Finance. From 1983-1986, Mr . Greer was a registered representative N.A.S.D. with Advest Inc.in Hallandale, Florida and from 1980-1982, he was a loan officer with Bank of Boston Mortgage Corp.(S.W.D.) in Miami, Florida.

         Mr. Greer has working knowledge of computer networks and advanced communication systems, software and software development experience, extensive experience in corporate asset acquisition transactions, financing strategies, contracts and corporate strategic management and planning. His information systems experience includes: Software: Windows NT 4.0, Novell Netware 3.1 1, Lotus, Microsoft Excel, Windows 95/98, Word, Access, Publisher, DOS, PC Anywhere, facsys, Fox Pro, 4.0 Desk Top Publishing Mortgage, Software: Contour, T.I.M.E., Mortgage Flex., FICS, Genesis 2000, Act 4.0; Hardware: working knowledge of computer network design, wiring, installation PC construction, enhancement and repair remote printing, T- I and ISDN digital data transfer and communication systems and hardware.

         Our director will hold office until the next annual meeting of shareholders and the election of his successor. Our director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

 Executive Compensation

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the fiscal year ended December 31, 1999, by our executive officer or others whose salary and bonus for fiscal year 1998 exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards


Name and Principal Position  Annual Compensation -
---------------------------  ---------------------
                                     1999
                                     ----
                             Salary ($) Bonus ($)   Number of Shares Underlying
                                                            Options (#)
                             ---------  --------    ---------------------------
Douglas E. Greer, President   $12,500     None               None



         We had a written employment agreement with Douglas E. Greer to pay an annual salary of $25,000. Since our operations have not yet commenced, the salary was reduced to $12,500 for the period April 9, 1999 to December 31, 1999. As of year end, we paid Mr. Greer $9,000 and owe a balance of $3,500. This debt will be paid from a portion of the funds raised in this offering, which will be released from escrow.


         Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

o       Consulting Fees
o       Finders' Fees
o       Sales of insiders' stock positions in
        whole or in part to the private company, the blank check company and/or principals thereof
o       Any other methods of payments by which
        management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible


         These provisions are the subject of an employment agreement between Mr. Greer and the board of directors. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.



Blank Check Companies




         . Our president, treasurer, chief financial and accounting officer and director, Douglas Greer, serves in those capacities for the following blank check offerings:





                           Registration                                            Cleared By
Corporation Name                Form        File Date          File Number             SEC            Status
----------------           ---------------  ---------          -----------       --------------       ------

The Finance Team, Inc.       Form SB-2       3/20/00            333-33613         pending         Company still
                                                                                                  seeking target
Techrollup.com, Inc.         Form SB-2       4/18/00            333-35013         pending         Company still
                                                                                                  seeking target
Axxbiz.com, Inc.             Form SB-2       5/12/00            333-36833         pending         Company still
                                                                                                  seeking target



Management Involvement



         We have conducted no business as of yet. Mr. Greer will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances and searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates.


Management Control

      Management may not divest themselves of ownership and control of us prior to the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.

 Statement Concerning Indemnification

      Our director is bound by the general standards for director provisions in Florida law. These provisions allow our director in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

         We have agreed to indemnify our director, meaning that we will pay for damages he incurs for properly acting as director. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information about our current shareholders. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 1,017,500 shares of common stock outstanding following the offering:

                                  Shares Owned                     Percentage
                      Before offering   After offering  Before offering  After offering
                      ---------------   --------------  ---------------  --------------

Douglas E. Greer          500,000          500,000          54.50%           49.14%

All directors and         500,000          500,000          54.50%           49.14%
officers as a
group - 1 person


         Mr. Greer may be deemed our promoter, as that term is defined under the Securities Act.

                              CERTAIN TRANSACTIONS

         The following table sets forth information regarding all securities sold by us since our inception on April 5, 1999.


              Class Of Purchasers         Date Of      Title Of         Number Of       Aggregate
                                           Sale        Securities       Securities     Purchase Price
                                                                                        And Form Of
                                                                                        Consideration
  Douglas E. Greer                         4/06/99     Common Stock     500,000         $5,000.00
  Michael William                          4/06/99     Common Stock      50,000           $500.00
  Cordell Adams                            4/06/99     Common Stock      25,000           $250.00
  Donat C. Aubuchon                        4/06/99     Common Stock      12,500           $125.00
  Laurie C. Aubuchon                       4/06/99     Common Stock      12,500           $125.00
  Anthea Bojar                             4/06/99     Common Stock      12,500           $125.00
  Kenneth Burdin and Lois Peterson         4/06/99     Common Stock      25,000           $250.00
  Kenneth Burdin                           4/06/99     Common Stock      25,000           $250.00
  Daniel Cohen                             4/06/99     Common Stock      25,000           $250.00
  Marvin Davis                             4/06/99     Common Stock      12,500           $125.00
  Ernest and Pauline Fermanis              4/06/99     Common Stock      12,500           $125.00
  Gary Kania                               4/06/99     Common Stock      25,000           $250.00


  Prakash Patel                            4/06/99     Common Stock      25,000           $250.00
  Sanjay Patel                             4/06/99     Common Stock      25,000           $250.00
  Hudson Powell                            4/06/99     Common Stock      25,000           $250.00
  Rick Gates Ireland                       4/06/99     Common Stock      25,000           $250.00
  Joseph Sussman                           4/06/99     Common Stock      25,000           $250.00
  David Baddour                            4/06/99     Common Stock       5,000            $50.00
  Ronald and Elizabeth Krochak             5/04/99     Common Stock      55,000        $25,000.00


         All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.


         The founder, Nicholas A. Natale had 500,000 shares of common stock which were sold to Douglas E. Greer for $5,000. Mr. Natale is no longer involved with the Company.


                      WHERE CAN YOU FIND MORE INFORMATION?

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                           MARKET FOR OUR COMMON STOCK

      Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There is currently one holder of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

      Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.

      There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 917,500 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the shares being offered hereto are sold, the holders of the restricted securities may each sell a portion of their shares during any three (3) month period after April 6, 2000. The holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date. We are offering 100,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $0.90 per share.

                             REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

                              PLAN OF DISTRIBUTION

         We offer the right to subscribe for 100,000 shares at $1.00 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

         Our president plans to distribute prospectuses related to this offering. We estimate approximately 100 to 200 prospectuses shall be distributed in such a manner. He intends to distribute prospectus to acquaintances, friends and business associates.

         The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         o He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
         o He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
         o He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.
         o He will restrict his participation to the following activities:

                  1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  2. Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  3. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         Neither we nor anyone acting on our behalf including our shareholders, officer, director, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary Determination of Offering Price

      The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

         o        The lack of operating history
         o        The proceeds to be raised by the offering
         o The amount of capital to be contribute by the public in proportion to the amount of stock to be retained by present stockholders
         o        The current market conditions in the over-the-counter market

Possible Lack of Market for Your Shares

         Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock of us and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officer after the closing of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.



Method of Subscribing


         Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                                LEGAL PROCEEDINGS

         We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Shustak Jalil and Heller, New York, New York.

                                     EXPERTS

         Our financial statements as of the period ended December 31, 1999, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Harvey Judkowitz, independent certified public accountant, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                               ACQUIREU.COM, INC.

                          Audited Financial Statements

                              At December 31, 1999
                                                                            Page

Report of Independent Auditors..............................................F-3
Balance Sheet at December 31, 1999..........................................F-4
Statement of Operations for the Period
   April 5, 1999 to December 31, 1999.......................................F-5
Statement of Stockholders' Equity for the Period
    April 5, 1999 to December 31, 1999......................................F-5
Statement of Cash Flows for the Period
   April 5, 1999 to December 31, 1999.......................................F-6
Notes to Financial Statements...............................................F-7

                               ACQUIREU.COM, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

Harvey Judkowitz
CERTIFIED PUBLIC ACCOUNTANT
10220 S.W. 124 Street                                             (305) 378-1948
Miami, Florida 33176                                     Fax:     (305) 253-6266



The Board of Directors
ACQUIREU.COM, INC.

I have audited the accompanying balance sheet of ACQUIREU.COM, INC. as of December 31, 1999 and the statements of operations, stockholders' equity and cash flows for the period April 5, 1999 (date of inception) to December 31, 1999. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACQUIREU.COM, INC. as of December 31, 1999, and the results of its operations and cash flows for the period April 5, 1999 (date of inception) to December 31, 1999 in conformity with generally accepted accounting principles.



/s/Harvey Judkowitz
Harvey Judkowitz
Certified Public Accountant

Miami, Florida
February 28, 2000

                               ACQUIREU.COM, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1999

                                     ASSETS


Current assets
Cash                                                                                    $ 5,853
                                                                                        -------

     Total current assets                                                                 5,853
                                                                                        -------

Deferred offering costs                                                                  10,000
                                                                                        -------

                                                                                        $15,853
                                                                                        =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued payroll                                                                         $ 3,500
                                                                                        -------

      Total current liabilities                                                           3,500
                                                                                        -------

Stockholders' equity
Common  stock, 50,000,000 shares par value $.001 authorized, 917,500 shares issued and outstanding
                                                                                        $   918
Additional paid-in capital                                                               32,757
Deficit                                                                                 (21,322)
                                                                                        -------
                                                                                         12,353
                                                                                        -------

                                                                                        $15,853
                                                                                        =======



              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                              FINANCIAL STATEMENTS

                               ACQUIREU.COM, INC.
                             STATEMENT OF OPERATIONS
                FOR THE PERIOD APRIL 5, 1999 (DATE OF INCEPTION)
                                       TO
                                DECEMBER 31, 1999



Officer's payroll                                                      $12,500
Other general and administrative expense                                 8,822
                                                                       -------

Net loss                                                              ($21,322)
                                                                       ========

Net loss per share                                                    ($.   02)
                                                                      =========




                               ACQUIREU.COM, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD APRIL 5, 1999 (DATE OF INCEPTION)
                                       TO
                                DECEMBER 31, 1999


                                                                          Additional
                                                Common Stock                paid in
                                          Shares             $              capital          Deficit
                                         -------       -------------      ------------       -------
Issuance of Common                   917,500            $      918        $ 32,757
stock (Note 2)

Loss for period
ended December 31, 1999                                                                    ($ 21,322)
                                     -------            ----------        --------         ---------


Balance,
December 31, 1999                    917,500            $      918        $ 32,757         ($ 21,322)
                                     =======            ==========        ========         =========


                              FINANCIAL STATEMENTS
                               ACQUIREU.COM, INC.
                             STATEMENT OF CASH FLOWS
                FOR THE PERIOD APRIL 5, 1999 (DATE OF INCEPTION)
                                       TO
                                DECEMBER 31, 1999



CASH USED FOR OPERATIONS
Net loss                                                         ($21,322)
Increase in accrued expenses                                        3,500
                                                                 --------

Cash used for operations                                          (17,822)

CASH PROVIDED BY FINANCING ACTIVITIES
Sale of common stock                                               33,675
Funds used for registration costs                                 (10,000)
                                                                 --------

Cash provided by financing activities                              23,675
                                                                 --------

INCREASE IN CASH AND CASH ON HAND
         AT DECEMBER 31, 1999                                    $  5,853
                                                                 ========




              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                              FINANCIAL STATEMENTS

                                ACQUIREU.COM, INC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Business - The Company was incorporated in the state of Florida on April 5, 1999 and is in the business of conducting internet related activities. Since inception the Company has been in the development stage and has not earned any revenues.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts. Actual amounts could differ from those estimates.

Cash equivalents - Cash equivalents include nonequity short-term investments with original maturity dates of 90 days or less.


Loss per share - Basic earnings (loss) per share was calculated by dividing the net income (loss) by the weighted average number of common shares outstanding during the period (900,000 shares).


NOTE 2: CAPITAL TRANSACTIONS

The Company received payment for and issued 917,500 shares of its common stock for a total of $33,675.

NOTE 3: DEFERRED OFFERING COSTS


The Company has deferred offering costs in the amount of $10,000 in connection with the offering of 100,000 shares of its common stock for $100,000. If the offering is successful, the $10,000 will be offset against additional paid in capital. If the offering is not successful, the amount will be charged to operations.


NOTE 4: LEASES

The Company leases office space on a month-to-month basis. Rental expense for the period ended December 31, 1999 was $1,300.

NOTE 5: ACCRUED SALARY

The Company had a contract to pay its president an annual salary of $25,000. Due to the fact that operations of the Company had not commenced, the salary was reduced to the amount of $12,500 for the period April 9, 1999 to December 31, 1999. Through the end of 1999, the Company had paid its president $9,000, leaving a balance due of $3,500.

--------------------------------------------------------

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by Acquireu.com, Inc. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                     ---------------------




         Until August 20, 2000 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus.
This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

--------------------------------------------------------

                 ACQUIREU.COM, INC.

                  100,000 Shares of
                    Common Stock



                    -------------

                     PROSPECTUS
                    -------------





                    May 22, 2000

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 24.  Indemnification of Director and Officer.

 The information required by this Item is incorporated by reference to "Management - Statement Concerning Indemnification" in the Prospectus herein.

 Item 25.  Other Expenses of Issuance and Distribution.

                                                        Amount to be Paid
                                                        -----------------

SEC Registration Fee                                         $     28
Blue Sky Fees and Expenses                                     $1,000
Legal Fees and Expenses                                        $5,000
Printing and Engraving Expenses                                $1,000
Accountants' Fees and Expenses                                 $1,500
Miscellaneous                                                  $1,500
                                                              -------
Total                                                         $10,028

The foregoing expenses, except for the SEC fees, are estimated.

 Item 26.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of Common
 Stock by the Registrant which sales were not registered under the Securities
 Act:

The following table sets forth information regarding all securities sold by us since our inception on April 5, 1999.


              Class Of Purchasers                Date Of      Title Of        Number Of        Aggregate
                                                  Sale        Securities      Securities    Purchase Price
                                                                                               And Form Of
                                                                                              Consideration
-----------------------------------------------------------------------------------------------------------
  Douglas E. Greer                                4/06/99     Common Stock     500,000         $5,000.00
  Michael William                                 4/06/99     Common Stock      50,000           $500.00
  Cordell Adams                                   4/06/99     Common Stock      25,000           $250.00
  Donat C. Aubuchon                               4/06/99     Common Stock      12,500           $125.00
  Laurie C. Aubuchon                              4/06/99     Common Stock      12,500           $125.00
  Anthea Bojar                                    4/06/99     Common Stock      12,500           $125.00
  Kenneth Burdin and Lois Peterson                4/06/99     Common Stock      25,000           $250.00
  Kenneth Burdin                                  4/06/99     Common Stock      25,000           $250.00
  Daniel Cohen                                    4/06/99     Common Stock      25,000           $250.00
  Marvin Davis                                    4/06/99     Common Stock      12,500           $125.00
  Ernest and Pauline Fermanis                     4/06/99     Common Stock      12,500           $125.00
  Gary Kania                                      4/06/99     Common Stock      25,000           $250.00
  Prakash Patel                                   4/06/99     Common Stock      25,000           $250.00
  Sanjay Patel                                    4/06/99     Common Stock      25,000           $250.00
  Hudson Powell                                   4/06/99     Common Stock      25,000           $250.00
  Rick Gates Ireland                              4/06/99     Common Stock      25,000           $250.00
  Joseph Sussman                                  4/06/99     Common Stock      25,000           $250.00
  David Baddour                                   4/06/99     Common Stock       5,000            $50.00
  Ronald and Elizabeth Krochak                    5/04/99     Common Stock      50,000        $25,000.00


         All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.


         The founder, Nicholas A. Natale had 500,000 shares of common stock which were sold to Douglas E. Greer for $5,000. Mr. Natale is no longer involved with the Company.


 Item 27.  Exhibits.

 The following exhibits are filed with this Registration Statement:




Number         Exhibit Name
------         ------------

1              Escrow Agreement in Accordance with Rule 419 under the Securities Act of 1933, as amended
3.1            Articles of Incorporation, as amended**
3.2            By-Laws**
4.1            Specimen Common Stock Certificate**
5              Opinion Regarding Legality
10             Employment Agreement of Doug Greer**
10.1           Amendment to Employment Agreement**
23.1           Consent of Counsel (to be included in Opinion Regarding Legality)
23.2           Consent of Expert
27             Financial Data Schedule**
99.1           Subscription Agreement



          *To Be Filed by Amendment
          **Previously Filed.

          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

 Item 28.  Undertakings.

          The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

          Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to director, officer, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 4 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Fort Lauderdale, State of Florida, May 22, 2000.


                                                Acquireu.com, Inc.
                                                (Registrant)




                                                /s/ Douglas E. Greer
                                                -----------------------
                                                Douglas E. Greer, President,
                                                Treasurer, Chief Financial and
                                                Accounting Officer  and Director